Exhibit 10.1

AMENDMENT NO. 6
TO
THE NACCO INDUSTRIES, INC.
UNFUNDED BENEFIT PLAN
(Effective September 1, 2000)
WITH RESPECT TO
THE AMERICAN JOBS CREATION ACT OF 2004

     WHEREAS, NACCO Industries, Inc. (the “Company”) adopted the Unfunded Benefit Plan (the “Plan”) effective as of September 1, 2000 and has since amended the Plan; and

     WHEREAS, the Plan is classified as a “nonqualified deferred compensation plan” under the Internal Revenue Code of 1986, as amended (the “Code”); and

     WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 (the “AJCA”) added a new Section 409A to the Code, which significantly changed the Federal tax law applicable to “amounts deferred” under the Plan after December 31, 2004; and

     WHEREAS, pursuant to the AJCA, the Secretary of the Treasury and the Internal Revenue Service will issue proposed, temporary or final regulations and/or other guidance with respect to the provisions of new Section 409A of the Code (collectively, the “AJCA Guidance”); and

     WHEREAS, the AJCA Guidance has not yet been issued; and

     WHEREAS, pursuant to Section 6.1 of the Plan, all amounts credited to a Participant’s Account under the Plan are 100% vested; and

     WHEREAS, to the fullest extent permitted by Code Section 409A and the AJCA Guidance, the Company wants to protect the “grandfathered” status of the Excess Retirement Benefits that were deferred prior to January 1, 2005.

     NOW THEREFORE, the Company hereby adopts this Amendment No. 6 to the Plan, which amendment is intended to (1) allow amounts deferred prior to January 1, 2005 (including any earnings thereon) to qualify for “grandfathered” status and continue to be governed by the law applicable to nonqualified deferred compensation, and the terms of the Plan as in effect, prior to the addition of Code Section 409A and (2) cause amounts deferred after December 31, 2004 to be deferred in compliance with the requirements of Code Section 409A.

Words used herein with initial capital letters that are defined in the Plan are used herein as so defined.

Section 1

     Article I of the Plan is hereby amended by adding a new Section 1.5 to the end thereof, to read as follows:

     “Section 1.5 American Jobs Creation Act (AJCA).

     (a) It is intended that the Plan (including all Amendments thereto) comply with the provisions of Section 409A of the Code, as enacted by AJCA, so as to prevent the inclusion in gross income of any Excess Retirement Benefit hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to the Participants. The Plan shall be administered in a manner that will comply with Section 409A of the Code, including any proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the “AJCA Guidance”). Any Plan provisions (including, without limitation, those added or amended by Amendment No. 6) that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the AJCA Guidance).

     (b) The Plan Administrator shall not take any action that would violate any provision of Section 409A of the Code. It is intended that, to the extent applicable, all Participant elections hereunder will comply with Code Section 409A and the AJCA Guidance. The Plan Administrator is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements thereof (including any transition or grandfather rules thereunder). In this regard, the Plan Administrator is authorized to permit Participant elections with respect to amounts deferred after December 31, 2004 and is also permitted to allow the Participants the right to amend or revoke such elections in accordance with the AJCA Guidance.

     (c) The effective date of Amendment No. 6 to this Plan is January 1, 2005. This Amendment creates additional Sub-Accounts (where necessary) (i) to reflect amounts that are “deferred” (as such term is defined in the AJCA Guidance) as of December 31, 2004 (and earnings thereon) (collectively, the “Grandfathered Sub-Accounts”) and (ii) to reflect amounts that are deferred after December 31, 2004 (and earnings thereon) (the “Post-2004 Sub-Accounts”). Amendment No. 6 also modifies the distribution elections and provisions for the Post-2004 Sub-Accounts to comply with the requirements of Code Section 409A.

     (d) In furtherance of, but without limiting the foregoing, any Excess Retirement Benefit that is deemed to have been deferred prior to January 1, 2005 and that qualifies for “grandfathered status” under Section 409A of the Code shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and shall be subject to the terms and conditions specified in the Plan as in effect prior to the effective date of Amendment No. 6. In particular, to the extent permitted under AJCA Guidance:

     (i) Amounts allocated to a Participant’s Excess 401(k) Sub-Account and Excess Matching Sub-Account as of December 31, 2004 shall be credited to the Participant’s Grandfathered Sub-Accounts and shall be paid under the terms of the Plan as in effect prior to January 1, 2005; and

     (ii) Amounts allocated to a Participant’s Excess Profit Sharing Account as of December 31, 2004 including, to the extent permitted by the AJCA Guidance, the Excess Profit Sharing Benefit for the 2004 Plan Year (which is allocated to Participants’ Accounts in 2005), shall be credited to the Participant’s Grandfathered Sub-Account and shall be paid under the terms of the Plan as in effect prior to January 1, 2005.”

Section 2

     Section 2.1 of the Plan is hereby amended by adding the following sentences to the end thereof, to read as follows:

     “In addition, the Sub-Accounts shall be further subdivided as follows: (a) the Excess Profit Sharing Sub-Account shall be divided into the Pre-2005 Excess Profit Sharing Sub-Account and the Post-2004 Excess Profit Sharing Sub-Account; (b) the Excess 401(k) Sub-Account shall be divided into the Pre-2005 Excess 401(k) Sub-Account and the Post-2004 Excess 401(k) Sub-Account and (c) the Excess Matching Sub-Account shall be divided into the Pre-2005 Excess Matching Sub-Account and the Post-2004 Excess Matching Sub-Account. The Pre-2005 Excess Profit Sharing Sub-Account, the Pre-2005 Excess 401(k) Sub-

Account and the Pre-2005 Excess Matching Sub-Account shall be referred to herein collectively as the “Grandfathered Sub-Accounts” and the remainder of such Sub-Accounts shall be referred to herein as the “Post-2004 Sub-Accounts.”

Section 3

     Section 2.5 of the Plan is hereby amended by adding the following new sentence to the end thereof, to read as follows:

     “Notwithstanding the foregoing, the timing and crediting of Bonuses hereunder shall be as specified in Section 3.2.”

Section 4

     Section 2.16 of the Plan is hereby amended by deleting the phrase “Profit Sharing Plan” therein and replacing it with the phrase “Profit Sharing Retirement Plan.”

Section 5

     Section 2.17 of the Plan is hereby amended in its entirety to read as follows:

     “Section 2.17 Unforeseeable Emergency shall mean an event which results in a severe financial hardship to the Participant as a consequence of (a) an illness or accident of the Participant, the Participant’s spouse or a dependent within the meaning of Code Section 152, (b) loss of the Participant’s property due to casualty or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.”

Section 6

     Article II of the Plan is hereby amended by adding the following new definitions to the end thereof, to read as follows:

     “Section 2.19 Bonus shall mean any bonus under any annual bonus plan that would be taken into account as Compensation under the Profit Sharing Plan, which is earned with respect to services performed by a Participant during a Plan Year (whether or not such Bonus is actually paid to the Participant during such Plan Year). An election to defer a Bonus under this Plan must be made before the period in which the services are performed which gives rise to such Bonus.

     Section 2.20 Disability or Disabled. A Participant shall be deemed to have a “Disability” or be “Disabled” if the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an Employer-sponsored accident and health plan.

     Section 2.21 Key Employee shall mean a key employee, as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof) of the Company (as long as the stock of which is publicly traded on an established securities market or otherwise).

     Section 2.22 Termination of Employment means a separation of service as defined in the AJCA Guidance issued under Code Section 409A.”

Section 7

     Section 3.2(a) of the Plan is hereby amended in its entirety to read as follows:

     “(a) Amount of Excess 401(k) Benefits. Each 401(k) Employee who is a Participant may, within 30 days after the Plan becomes effective as to him and on or prior to each December 31st thereafter, by completing an approved deferral election form, direct the Company to reduce his Compensation for the balance of the Plan Year in which the Plan becomes effective as to him (but only with respect to Compensation payable for periods of service commencing after the 401(k) Employee so directs) or for the Plan Year following any such December 31, respectively, by an amount equal to the difference between (i) a specified percentage, in 1% increments, with a maximum of 25%, of his Compensation for the Plan Year, and (ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Profit Sharing Plan for such Plan Year by reason of the application of the limitations under Sections 402(g), 401(a)(17), 401(k)(3) and 414(v) of the Code. All amounts deferred under this Section shall be referred to herein collectively as the “Excess 401(k) Benefits.” Notwithstanding the foregoing, a 401(k) Employee’s direction to reduce a Bonus earned during a particular Plan Year shall be made no later than December 31st of the Plan Year preceding the Plan Year in which the Bonus commences to be earned (or, in the case of the first year in which a Participant becomes eligible to participate in the Plan, within 30 days after the Plan becomes effective as to him) and, as a result, Bonuses that are paid in 2005 shall not be taken into account for purposes of calculating Excess 401(k) Benefits hereunder.”

Section 8

     Section 3.4(a) of the Plan is hereby amended by adding the following paragraph after the second paragraph thereof to read as follows:

“Notwithstanding the foregoing, (1) distributions of Post-2004 Sub-Accounts under the circumstances described in clauses (A) or (B) shall only be made in the event of a Termination of Employment, (2) distributions of Post-2004 Sub-Accounts to Key Employees made on account of a Termination of Employment may not be made before the date that is six months thereafter (or, if earlier, the date of death) and (3) Participants may not elect a payment date that is the “later of” the dates specified in clauses (A) through (E) above.”

Section 9

     Section 3.4(a) of the Plan is hereby amended by adding the following new subsection (iii) to the end thereof, to read as follows:

     “(iii) Notwithstanding the foregoing, Participants shall be required to make an election of a payment date for their Post-2004 Sub-Accounts by December 31, 2004 (or, if later, prior to their initial participation) and such elections shall be made in accordance with the requirements of Code Section 409A.”

Section 10

     The fourth sentence of Section 3.4(b) of the Plan is hereby amended in its entirety to read as follows:

“Notwithstanding the foregoing, a Participant must make a new deferral election to participate in the Plan for the 2005 Plan Year.”

Section 11

     The first sentence of Section 3.4(c)(i) of the Plan is hereby amended by adding the following new clause to the beginning thereof, to read as follows:

     “To the extent not prohibited by Code Section 409A,”

Section 12

     The first sentence of Section 3.4(c)(ii) of the Plan is hereby amended by adding the following new clause to the beginning thereof, to read as follows:

     “To the extent permitted by Code Section 409A,”

Section 13

     Section 3.4(c)(iii) of the Plan is hereby amended in its entirety to read as follows:

     “(iii) To the extent permitted by Code Section 409A, any Participant whose eligibility to make Before-Tax Contributions to the Profit Sharing Plan has been involuntarily suspended because he has taken a Hardship withdrawal from such plan shall automatically not be eligible to defer Excess 401(k) Benefits under this Plan for his period of suspension from the Profit Sharing Plan. As a result, such a Participant’s deferral election hereunder shall automatically be suspended for such time period and shall automatically be reinstated following the end of such suspension (unless otherwise changed in accordance with the terms of the Plan).”

Section 14

     Section 4.1 of the Plan is hereby amended by adding the following new Subsection (g) to the end thereof, to read as follows:

     “(g) The Company shall make the above-described credits and debits to the Participant’s Grandfathered Sub-Accounts or the Post-2004 Sub-Accounts, as applicable, in accordance with Code Section 409A.”

Section 15

     Section 5.3(a) of the Plan is hereby amended in its entirety to read as follows:

     “To the extent not prohibited by Code Section 409A, the Company (with the approval or ratification of the NACCO Industries, Inc. Benefits Committee (the “Benefits Committee”) may change (but not suspend) the earnings rate credited on Accounts under the Plan at any time upon at least 30 days advance notice to Participants.”

Section 16

     Section 7.1(a) of the Plan is hereby amended by adding the following sentences to the end thereof, to read as follows:

     “Notwithstanding the foregoing, with respect to amounts allocated to a Participant’s Post-2004 Excess Profit Sharing Sub-Account, (1) distributions may only be made on account of a Termination of Employment and (2) with respect to a Key Employee, a distribution on account of Termination of Employment may not be made before the date which is six months after the date of the Key Employee’s

Termination of Employment (or, if earlier, the date of death), to the extent that Code Section 409A(a)(2)(B)(i) is applicable.”

Section 17

     Section 7.1(b) of the Plan is hereby amended by adding the following clause (iv) to the end thereof, to read as follows:

     “(iv) Clauses (ii) and (iii) above shall not apply to a Participant’s Post-2004 Excess 401(k) Sub-Account or Post-2004 Excess Matching Sub-Account. The Participant shall elect a form of payment for such Sub-Accounts prior to December 31, 2004 (or when the Plan first becomes applicable to him, if later). He may elect to receive such Sub-Accounts in the form of a lump sum payment or in the form of annual installment payments (for 10 or fewer years), with the installment payments (if any) being calculated in accordance with the rules specified in clause (ii). If the Participant does not make a timely election regarding the form of payment, his Post-2004 Excess 401(k) Sub-Account and Post-2004 Excess Matching Sub-Account shall be distributed in the form of a single lump sum payment. Once made, the election (or deemed election) of a form of payment under this clause (iv) shall be irrevocable except as specified in the following sentences. Notwithstanding the foregoing, a Participant may change his form of payment election (or deemed election) for his Post-2004 Excess 401(k) Sub-Account and Post-2004 Excess Matching Sub-Account by filing a subsequent notice in writing, signed by the Participant and filed with the Plan Administrator. However, unless otherwise permitted in accordance with Code Section 409A, such election will not be effective unless (A) it is made not less than twelve months prior to the date that distribution would have been made absent such election, (B) the first payment under such election will be made no less than five years from the date payment would have been made absent such election (excluding distributions made on account of the death of the Participant), (C) such election will not take effect until at least twelve months after the date on which the election is made and (D) the election does not accelerate the form of payment.”

Section 18

     The second sentence of Section 7.1(c) of the Plan is hereby amended in its entirety to read as follows:

     “Payments made on account of an Unforeseeable Emergency shall be permitted only to the extent the amount does not exceed the amount reasonably necessary to satisfy the emergency need (plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution) and may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause severe financial hardship).”

Section 19

     Section 7.1(e) of the Plan is hereby amended by adding the following sentence to the beginning thereof:

     “The provisions of this Subsection (e) shall only apply to the amounts that are allocated to the Participant’s Grandfathered Sub-Accounts.”

Section 20

     The last sentence of Section 7.1(f) of the Plan is hereby amended in its entirety, to read as follows:

     “The Compensation Committee of the Board of Directors of the Company, in its sole and absolute discretion, shall have the authority to waive this payment restriction (in whole or in part) upon the written request of the Participant, to the extent permitted by Code Section 409A.”

Section 21

     Section 7.1 of the Plan is hereby amended by adding the following new Subsection (g) to the end thereof, to read as follows:

     “(g) Each of the foregoing provisions of this Section shall apply only to the extent permitted by Code Section 409A.”

Section 22

     Section 8.3 of the Plan is hereby amended by adding the following new Subsection (d) to the end thereof, to read as follows:

     “(d) Notwithstanding the foregoing, distributions to Beneficiaries of amounts that are allocated to Participants’ Post-2004 Sub-Accounts shall be made in a manner that satisfies the requirements of Code Section 409A.”

Section 23

     The first paragraph of Section 10.3 of the Plan is hereby amended by deleting the last sentence thereof.

Section 24

     The first sentence of the third paragraph of Section 10.3 of the Plan is hereby amended in its entirety to read as follows:

     “A claimant whose claim is denied (or his duly authorized representative) who wants to contest that decision must file with the Plan Administrator a written request for a review of such claim within 60 days after receipt of denial of a claim.”

Section 25

     The fourth paragraph of Section 10.3 of the Plan is hereby amended by deleting the last sentence thereof.

Section 26

     Section 10.5 of the Plan is hereby amended by (i) deleting the phrase “the Committee” from the first sentence thereof, and replacing it with the phrase, “the Company (with the approval or ratification of the Benefits Committee)” and (ii) deleting the word “Committee” from the second sentence thereof and replacing it with the phrase “Benefits Committee.”

Section 27

     A new Section 10.7 is hereby added to the end of the Plan, to read as follows:

     “Section 10.7. The Company reserves the right to amend the Plan in any respect, without the consent of any person, in order to comply with Code Section 409A. The provisions of Articles IX and X shall apply only to the extent permitted by Code Section 409A.”

     Executed this 28th day of December, 2004.

NACCO INDUSTRIES, INC.

By:	/s/ Charles A. Bittenbender

Title: Vice President, General Counsel and Secretary